EXHIBIT 1
JOINT FILING AGREEMENT
          The undersigned hereby agree that this Statement on Schedule 13D with respect to the shares of common stock of Motient Corporation, dated the date hereof, is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated: October 5, 2006

BCE Inc.

By:	/s/ L. Scott Thomson
Name: L. Scott Thomson
Title: Executive Vice-President - Corporate Development

TMI Communications Inc.

By:	/s/ L. Scott Thomson

Name: L. Scott Thomson
Title: Vice-President, Mergers & Acquisitions

3924505 Canada Inc.

By:	/s/ L. Scott Thomson

Name: L. Scott Thomson
Title: President and Secretary

TMI Communications and Company, Limited Partnership,
By: TMI Communications Inc., as general partner

By:	/s/ L. Scott Thomson

Name: L. Scott Thomson
Title: Vice-President, Mergers & Acquisitions

TMI Communications Delaware, Limited Partnership,
By: 3924505 Canada Inc., as general partner

By:	/s/ L. Scott Thomson

Name: L. Scott Thomson
Title: President and Secretary

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